                                                                Rule 424(b)(2)
                                                     Registration No. 33-58521

PRICING SUPPLEMENT NO. 21    DATED:  06-17-98

(To Prospectus Dated May 26, 1995 as supplemented by Prospectus Supplement Dated July 6, 1995, as supplemented by a Supplement dated February 13, 1998)



                                U.S. BANCORP

                    Medium-Term Notes, Series H (Senior)
                 Medium-Term Notes, Series I (Subordinated)


CUSIP: 91159H ED8                       Issue Price (Dollar Amount and Percentage of Principal Amount):
                                        $45,000,000.00/100.00%

Series:                                 Proceeds to the Company: $45,000,000.00

[X] Series H (Senior)                   Interest Rate/Initial Interest Rate: T.B.D. 06-18-98
[_] Series I (Subordinated)
                                        Interest Payment Dates: 3rd Wed monthly beg 07-15-98
Form of Note:
                                        Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: 2 Business days prior

Principal Amount: $45,000,000.00        Interest Reset Dates: 3rd Wed monthly beg 07-15-98

Trade Date: 06-17-98                    Index Source: Telerate 3750

Original Issue Date: 06-22-98           Index Maturity: 1 month

Maturity Date: 06-21-00                 Spread:

Interest Rate Basis (and,               Spread Multiplier:
if applicable, related
Interest Periods):                      Maximum Interest Rate:

[_] Fixed Rate Notes                    Minimum Interest Rate:
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note             Day Count: Actual/360
[X] LIBOR Note
[_] Prime Rate Note                     For Original Issue Discount Notes:
[_] Eleventh District Cost
     of Funds Rate Note                         Original Issue Discount:        %
[_] CD Rate Note
[_] Treasury Rate Note                          Yield to Maturity:              %
[_] J.J. Kenny Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Redemption Terms:
                                                Original Issue Discount Notes:

Other Terms:
ALL-IN=LIBOR: +0                                    [_] Subject to special provisions set forth therein
                                                        with respect to the principal amount thereof
Agent: Morgan Stanley                                   payable upon any redemption or acceleration of
Agent's Commission: $0                                  the maturity thereof.
                                                    [_] For Federal income tax purposes only.


                                                Is the record or beneficial owner a California resident?
                                                        Yes        No  X
                                                            ---       ---
